                                                                     EXHIBIT 2.1

================================================================================











                          AGREEMENT AND PLAN OF MERGER



                                     between



                            Viewer acquisition corp.,



                                       and



                             ALLIANCE IMAGING, inc.


                                                         TABLE OF CONTENTS
                                                         -----------------

                                                                                                                 Page


Article Ithe merger...............................................................................................2

   1.1    THE MERGER..............................................................................................2
   1.2    CONSUMMATION OF THE MERGER..............................................................................2
   1.3    CLOSING.................................................................................................3
   1.4    EFFECTS OF THE MERGER...................................................................................3
   1.5    CERTIFICATE OF INCORPORATION AND BYLAWS.................................................................3
   1.6    DIRECTORS...............................................................................................3
   1.7    OFFICERS................................................................................................3

Article IIEFFECTS OF THE MERGER...................................................................................4

   2.1    EFFECT ON CAPITAL STOCK.................................................................................4
   2.2    EXCHANGE OF CERTIFICATES................................................................................5
   2.3    THE DEBT OFFER..........................................................................................6
   2.4    CORPORATION STOCK OPTIONS...............................................................................7
   2.5    MERGER PRICE............................................................................................8

Article IIIRepresentations and Warranties of THE CORPORATION......................................................8

   3.1    ORGANIZATION, STANDING, QUALIFICATION AND POWER.........................................................8
   3.2    AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY.......................................................8
   3.3    NO CONFLICTS; CONSENTS..................................................................................9
   3.4    CAPITALIZATION..........................................................................................9
   3.5    SUBSIDIARIES...........................................................................................10
   3.6    SEC DOCUMENTS; FINANCIAL STATEMENTS; OTHER FINANCIAL INFORMATION.......................................11
   3.7    ASSETS OTHER THAN REAL PROPERTY INTERESTS..............................................................11
   3.8    REAL PROPERTY..........................................................................................12
   3.9    INTELLECTUAL PROPERTY..................................................................................12
   3.10   MATERIAL CONTRACTS.....................................................................................13
   3.11   PERMITS................................................................................................14
   3.12   TAXES..................................................................................................15
   3.13   PROCEEDINGS............................................................................................15
   3.14   BENEFIT PLANS..........................................................................................16
   3.15   ABSENCE OF CHANGES OR EVENTS...........................................................................17
   3.16   COMPLIANCE WITH APPLICABLE LAWS........................................................................18
   3.17   ENVIRONMENTAL MATTERS..................................................................................19
   3.18   EMPLOYEE AND LABOR MATTERS.............................................................................19
   3.19   AFFILIATE TRANSACTIONS.................................................................................20
   3.20   STATE TAKEOVER STATUTES................................................................................20
   3.21   OPINION OF FINANCIAL ADVISOR...........................................................................20
   3.22   CERTAIN ADDITIONAL REGULATORY MATTERS..................................................................20
   3.23   MEDICARE/MEDICAID PARTICIPATION ACCREDITATION..........................................................21
   3.24   BROKERS OR FINDERS.....................................................................................22
   3.25   NO ADDITIONAL REPRESENTATIONS..........................................................................22

Article IVRepresentations and Warranties of Parent corp. and newco...............................................23

   4.1    ORGANIZATION, STANDING, QUALIFICATION AND POWER........................................................23
   4.2    AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY......................................................23
   4.3    NO CONFLICTS; CONSENT..................................................................................23
   4.4    LITIGATION.............................................................................................24
   4.5    AVAILABILITY OF FUNDS..................................................................................24

   4.6    BROKERS OR FINDERS.....................................................................................24
   4.7    NEWCO..................................................................................................25

Article VCovenants...............................................................................................25

   5.1    CONDUCT OF BUSINESS....................................................................................25
   5.2    ACCESS TO INFORMATION..................................................................................27
   5.3    CONFIDENTIALITY........................................................................................28
   5.4    EFFORTS TO CONSUMMATE..................................................................................28
   5.5    EXPENSES...............................................................................................29
   5.6    PUBLICITY..............................................................................................29
   5.7    EMPLOYEE MATTERS.......................................................................................29
   5.8    INDEMNIFICATION, EXCULPATION...........................................................................30
   5.9    NO SOLICITATION........................................................................................30
   5.10   FINANCIAL INFORMATION..................................................................................31
   5.11   NOTICE OF CHANGES......................................................................................31
   5.12   REGISTRATION RIGHTS AGREEMENT..........................................................................31
   5.13   AFFILIATE AGREEMENTS...................................................................................31
   5.14   LEASE AGREEMENTS.......................................................................................31

Article VI Conditions Precedent..................................................................................32

   6.1    CONDITIONS TO EACH PARTY'S OBLIGATION..................................................................32
   6.2    CONDITIONS TO OBLIGATION OF NEWCO......................................................................32
   6.3    CONDITIONS TO THE OBLIGATION OF THE CORPORATION........................................................34

Article VIITermination...........................................................................................35

   7.1    TERMINATION............................................................................................35
   7.2    EFFECT OF TERMINATION..................................................................................36

Article VIIIGeneral Provisions...................................................................................36

   8.1    ASSIGNMENT.............................................................................................36
   8.2    NO THIRD-PARTY BENEFICIARIES...........................................................................36
   8.3    SURVIVAL...............................................................................................36
   8.4    NOTICES................................................................................................36
   8.5    INTERPRETATION; EXHIBITS AND SCHEDULES.................................................................37
   8.6    COUNTERPARTS...........................................................................................38
   8.7    ENTIRE AGREEMENT.......................................................................................38
   8.8    AMENDMENTS AND WAIVERS.................................................................................38
   8.9    SEVERABILITY...........................................................................................38
   8.10   CONSENT TO JURISDICTION................................................................................39
   8.11   LIMITATION OF DAMAGES..................................................................................39
   8.12   GOVERNING LAW..........................................................................................39
   8.13   WAIVER OF  JURY TRIAL..................................................................................39
   8.14   EQUITABLE REMEDIES.....................................................................................40

                                      AGREEMENT AND PLAN OF MERGER dated as of
                              September 13, 1999, between VIEWER ACQUISITION CORPORATION, a Delaware corporation ("Newco") and
                                                                    -----
                              ALLIANCE IMAGING, INC., a Delaware corporation (the "Corporation"). Capitalized terms used but
                                    -----------
                              not defined herein have the meanings set forth in

                              Annex I hereto.
                              -------

     WHEREAS, the Board of Directors of the Corporation (the "Board") and Newco
                                                              -----
have determined that the merger of Newco with and into the Corporation (the "Merger") pursuant to Section 251 of the Delaware General Corporation Law
-------
("DGCL"), upon the terms and subject to the conditions set forth in this
  ----
Agreement, would be fair and in the best interests of their respective stockholders, and such Boards of Directors have approved this Agreement and such Merger, pursuant to which each share of (A) Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") issued and outstanding
                                 ------------
immediately prior to the Effective Time (other than (i) shares of Common Stock owned, directly or indirectly, by the Corporation or any of its Subsidiaries,
(ii) shares of Common Stock owned by Viewer Holdings LLC, a Delaware limited liability company ("Holdings LLC"), a subsidiary of KKR 1996 Fund, L.P.
                    ------------
("Parent"), Viewer Acquisition LLC, a Delaware limited liability company, a
  ------
subsidiary of Holdings LLC ("Acquisition LLC") and Newco, a subsidiary of
                             ---------------
Acquisition LLC, (iii) the Retained Shares and (iv) Dissenting Shares) will be converted into the right to receive the Cash Merger Price, and (B) Series F Redeemable Preferred Stock, par value $.01 per share (the "Series F Preferred")
                                                           ------------------
issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Preferred Merger Price;

     WHEREAS, Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., Apollo (U.K.) Partners III, L.P. and Newport Investment LLC (collectively, the "Principal Stockholders") own 5,033,762 shares of Common Stock and 141,000
     ----------------------
shares of  Series F Preferred;

     WHEREAS, after the Board approved this Agreement and the Merger, the Merger and this Agreement was approved by the written consent of the Principal Stockholders as owners of at least a majority of the outstanding shares of the Common Stock and by Newport Investment LLC as the owner of 141,000 of the outstanding shares of Series F Preferred;

     WHEREAS, Newco is unwilling to enter into this Agreement unless, contemporaneously with the execution and delivery of this Agreement, each of the Principal Stockholders enter into an agreement (each, a "Stockholder Support
                                                         -------------------
Agreement") providing for certain actions relating to the shares of Common Stock
---------
and Series F Preferred owned by them; and the Corporation has approved the entering into by Holdings LLC and each Principal Stockholder of a Stockholder Support Agreement, and such parties have, simultaneously with the execution of this Agreement, executed and delivered a Stockholder Support Agreement;

     WHEREAS, the Principal Stockholders are unwilling to authorize the transactions contemplated by this Agreement or enter into a Stockholder Support Agreement unless, contemporaneously with the execution and delivery of this Agreement, Holdings LLC and the

Corporation enter into an agreement (the "Stockholders Agreement") with the
                                          ----------------------
Principal Stockholders and the Substitute Principal Stockholders that will hold Retained Shares providing for certain minority shareholder protections, and such parties have, simultaneously with the execution of this Agreement, executed and delivered the Stockholders Agreement;

     WHEREAS, the Board has approved and authorized for all purposes under the DGCL, the Stockholder Support Agreements and the Stockholder Agreement;

     WHEREAS, it is intended that the Merger be recorded as a recapitalization for financial reporting purposes; and

     WHEREAS, Newco and the Corporation desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Newco and the Corporation hereby agree as follows:

                                   ARTICLE I


                                   THE MERGER
                                   ----------

1.1  The Merger.
     ----------

     Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the DGCL, Newco shall be merged with and into the Corporation as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VI. The Corporation shall be the surviving corporation in the Merger (the "Surviving Corporation") and
                                                 ---------------------
shall continue its existence under the laws of Delaware. From and after the Effective Time, the separate corporate existence of Newco shall cease.

1.2  Consummation of the Merger.
     --------------------------

     Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated
         ----------
by filing with the Secretary of State of the State of Delaware a duly executed certificate of merger (the "Certificate of Merger"), as required by the DGCL,
                            ---------------------
and shall take all such other and further actions as may be required by law to make the Merger effective as promptly as practicable. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as is permissible in accordance with the DGCL and as Newco and the Corporation shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").
                             --------------

1.3  Closing.
     -------

     Prior to the filing of the Certificate of Merger, a closing (the "Closing")
                                                                       -------
will be held at the offices of Latham & Watkins, 855 Third Avenue, Suite 1000, New York, New York (or such other place as the parties may agree). The Closing shall take place on a date (the "Closing Date") to be mutually agreed upon by
                                 ------------
the parties.

1.4  Effects of the Merger.
     ---------------------

     The Merger shall have the effects set forth in the applicable provisions of the DGCL and as set forth herein.

1.5  Certificate of Incorporation and Bylaws.
     ---------------------------------------

          (a) At the Effective Time, and without any further action on the part of the Corporation and Newco, the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") as in effect immediately prior
                  ----------------------------
to the Effective Time shall be amended so as to read in its entirety in the form set forth as Exhibit A hereto, and as so amended, until thereafter changed or
             ---------
amended as provided therein or by applicable law, it shall be the certificate of incorporation of the Surviving Corporation.

          (b) At the Effective Time, and without any further action on the part of the Corporation and Newco, the by-laws of the Corporation (the "By-laws") as
                                                                   -------
in effect immediately prior to the Effective Time shall be amended so as to read in their entirety in the form set forth in Exhibit B, and as so amended, shall
                                           ---------
be the by-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

1.6  Directors.
     ---------

     The directors of Newco at the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified.

1.7  Officers.
     --------

     The officers of the Corporation at the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their successors are duly elected or appointed and qualified.

                                   ARTICLE II


                             EFFECTS OF THE MERGER
                             ---------------------

2.1  Effect on Capital Stock
     -----------------------

     As of the Effective Time, by virtue of the Merger and without any action on the part of the Corporation, Newco or any holder of any shares of Common Stock, Series F Preferred or any shares of capital stock of Newco:

          (a) Common Stock of Newco. The common stock of Newco issued and outstanding immediately prior to the Effective Time shall be converted, in the aggregate, into a number of shares of the Common Stock, par value $.01 per share, of the Surviving Corporation following the Merger equal to the quotient of (i) the aggregate cash contributed to Newco prior to or at the Effective Time in exchange for Newco Common Stock and retained by Newco through the Effective Time divided by (ii) the Cash Merger Price.

          (b) Cancellation of Treasury Stock. Each share of Common Stock that is owned by the Corporation or by any Subsidiary of the Corporation shall automatically be cancelled and retired and shall cease to exist.

          (c) Common Stock of the Corporation. Except as otherwise provided herein, each issued and outstanding share of Common Stock (other than any share of Common Stock that is owned by Newco, Acquisition LLC or Holdings LLC and Retained Shares, each of which shall remain outstanding, shares cancelled pursuant to Section 2.1(b) and Dissenting Shares) (the "Merger Shares") shall be
                                                        -------------
converted into the right to receive from the Surviving Corporation, in cash, the Cash Merger Price.

          (d) Series F Preferred. Each issued and outstanding share of Series F Preferred shall be converted into the right to receive from the Surviving Corporation, in cash, the Preferred Merger Price.

          (e) Retained Shares. Each issued and outstanding Retained Share shall convert into the right to retain one fully paid and nonassessable share of Common Stock and each issued and outstanding share of Common Stock that is owned by Newco, Acquisition LLC or Holding LLC shall convert into the right to retain one fully paid and nonassessable share of Common Stock.

          (f) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Common Stock issued and outstanding immediately prior to the Effective Time held by a holder (if any) who has the right to demand payment for and an appraisal of such shares in accordance with Section 262 of the DGCL (or any successor provision) ("Dissenting Shares") shall not be converted into a
                               ---------- ------
right to receive the Cash Merger Price (but shall have the rights set forth in
Section 262 of the DGCL (or any successor provision)) unless such holder fails to perfect or otherwise loses such holder's right to such payment or appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, each such share of such holder shall be treated as a Merger Share in accordance with Section 2.1(c). The Corporation shall give
                                --------------
prompt notice to Newco of any demands received by the Corporation for appraisal of shares of Common Stock, and Newco shall have the right to participate in and approve all negotiations and proceedings with respect to such demands. The Corporation shall not, except with the prior written consent of Newco, make any payment with respect to, or settle or offer to settle, any such demands.

          (g) Cancellation and Retirement of Common Stock and Series F Preferred. As of the Effective Time, all shares of Common Stock (other than the Dissenting Shares, the Retained Shares and the other shares described in Section
                                                                         -------
2.1(e)) and all shares of Series F Preferred issued and outstanding immediately
------
prior to the Effective Time, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Common Stock or Series F Preferred shall, to the extent such certificate represents such shares, cease to have any rights with respect thereto, except the right to receive cash to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2.

2.2  Exchange of Certificates.
     ---------------------------

          (a) The Corporation shall appoint an independent bank or trust company, reasonably acceptable to Newco, to act as paying agent (the "Paying
                                                                      ------
Agent"), which Paying Agent shall be responsible for payment of the Cash Merger
-----
Price and Preferred Merger Price for all Merger Shares and shares of Series F Preferred. As soon as reasonably practicable as of or after the Effective Time, the Surviving Corporation shall deposit with the Paying Agent, for payment in accordance with this Article II, the funds necessary to pay the Cash Merger Price and Preferred Merger Price for all Merger Shares and Series F Preferred.

          (b) As soon as practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented Merger Shares or shares of Series F Preferred, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, shall be entitled to a certificate or certificates representing the number of Retained Shares, if any, represented by such certificate or certificates and the amount of cash into which the number of Merger Shares or shares of Series F Preferred previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement. The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices, which shall include paying cash into which the Merger Shares and shares of Series F Preferred shall have been converted at the Effective Time to holders who have complied with such terms and conditions prior to such time. After the Effective Time, there shall be no further transfer on the records of the Corporation or its transfer agent of certificates representing Merger Shares and shares of Series F Preferred which have been converted, in whole or in part, pursuant to this Agreement, into the right to receive cash, and if such certificates are presented to the Corporation for transfer, they shall be canceled against delivery of such cash. If any certificate for Retained Shares is to be issued or cash is to be remitted to a name other than that in which the certificate for Merger Shares surrendered for exchange is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed or otherwise in proper form for transfer. Until surrendered as contemplated by this Section 2.2(b), each certificate for Merger Shares and shares of Series F
     --------------
Preferred shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Cash Merger Price for each Merger Share or the Preferred Merger Price for each share of Series F Preferred. No interest will be paid or will accrue on any cash payable in the Merger.

          (c) All cash paid upon the surrender for exchange of certificates representing Merger Shares and shares of Series F Preferred in accordance with the terms of this Article II shall be deemed to have been paid in full
                  ----------
satisfaction of all rights pertaining to the Merger Shares and shares of Series F Preferred exchanged for cash theretofor represented by such certificates.

          (d) Any cash deposited with the Paying Agent pursuant to this Section
                                                                        -------
2.2 (the "Exchange Fund") which remains undistributed to the holders of the
---       -------------
certificates representing Merger Shares and shares of Series F Preferred 180 days after the Effective Time shall be delivered to the Surviving Corporation at such time and any holders of Merger Shares or shares of Series F Preferred prior to the Merger who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and only as general unsecured creditors thereof for payment of their claim for cash.

          (e) None of Newco or the Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public office pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing Merger Shares or shares of Series F Preferred shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any cash in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity), any such cash in respect of such certificate shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (f) The Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Corporation, on a daily basis.

          (g) The Surviving Corporation shall pay all charges and expenses of the Paying Agent.

          (h) Notwithstanding anything to the contrary set forth in this Agreement, Newco and the Surviving Corporation shall cause the Paying Agent to pay by wire transfer at the Effective Time, in immediately available funds, the full Cash Merger Price and the Preferred Merger Price payable to the Principal Stockholders and to each other stockholder requesting payment by wire transfer at such time in writing at least two Business Days prior to the Closing.

2.3  The Debt Offers.
     ------------------

          (a) Provided that this Agreement shall not have been terminated in accordance with Section 7.1, the Corporation shall commence an offer to purchase
                -----------
(i) all of the outstanding aggregate principal amount of the Corporation's Senior Subordinated Notes and (ii) at the request of Newco, all of the outstanding principal amount of the FIRSTS, in each case, on the terms and conditions as are reasonably acceptable to Newco, subject to the terms and conditions set forth in the indenture governing the Existing Notes as amended to the date hereof (collectively, the "Debt Offers"). The Corporation shall waive
                                    -----------
any of the conditions to either

Debt Offer and make any other changes in the terms and conditions of such Debt Offer as may be reasonably requested by Newco; provided that the Corporation
                                               --------
shall not be required to waive any condition or make any change which may require it to purchase any Existing Notes prior to the Effective Time. Except to the extent required to comply with Applicable Law, the Corporation shall not, without Newco's prior consent, waive any material condition to either Debt Offer or make any changes to the terms and conditions of either Debt Offer. The Corporation agrees that, subject to the terms and conditions of this Agreement, including but not limited to, the conditions to either Debt Offer, at the Effective Time, it will accept for payment and pay for the Existing Notes that are the subject of such Debt Offer in accordance with the terms and conditions of such Debt Offer.

          (b) Promptly following the date of this Agreement, the Corporation shall prepare, subject to advice and comments of Newco, an offer to purchase and forms of letters of transmittal and summary advertisements, as well as all other information and exhibits necessary to effect any Debt Offer (collectively, the "Offer Documents"). All mailings to the holders of Existing Notes subject to a
----------------
Debt Offer shall be subject to the prior review, comment and reasonable approval of Newco. The Corporation will use its reasonable efforts to cause the Offer Documents to be mailed to the holders of any of the Existing Notes. The Corporation agrees promptly to correct any information in any Offer Document that shall be or have become false or misleading in any material respect.

          (c) Newco agrees to cooperate with the Corporation in any Debt Offer and to provide such information and documents to the Corporation as are reasonably requested by the Corporation in connection with such Debt Offer.

2.4  Corporation Stock Options.
     -------------------------

     At the Effective Time, each unexpired and unexercised outstanding Corporation Stock Option, other than those Corporation Stock Options set forth on Schedule 2.4 (as it may be amended by Newco from time to time after the date
   ------------
hereof and with the consent of each option holder added thereto but not later than the sixteenth day prior to the Closing Date) which shall continue to remain outstanding following the Effective Time, whether or not then vested or exercisable in accordance with its terms (the "Payout Options"), shall be
                                               --------------
cancelled and converted into the right to receive from the Surviving Corporation, cash in an amount equal to the product of (a) the Cash Merger Price minus the exercise price per share of Common Stock subject to such Payout Option, times (b) the number of shares of Common Stock which may be purchased upon exercise of such Payout Option (whether or not then exercisable), less all applicable tax withholding. Prior to (but effective at) the Effective Time, the Corporation shall use its reasonable efforts to (i) obtain any consents from all holders of Corporation Stock Options and (ii) make any amendments to the terms of such stock option or compensation plans or arrangements that, in the case of either clause (i) or (ii), are necessary to give effect to the transactions contemplated by this Section 2.4. At the Effective Time, the Corporation shall
                     -----------
terminate all stock option plans and other arrangements granting right in the Common Stock, other than the stock option plan set forth on Schedule 2.4, which
                                                            ------------
shall continue to remain in effect following the Effective Time.

2.5  Merger Price.
     ------------

     At least two days prior to the Closing Date, the Corporation shall deliver to Newco a certificate which sets forth the estimated Cash Merger Price. If Newco objects to any calculation set forth therein, the parties will cooperate in good faith to resolve any disputed items prior to the Effective Time.

                                  Article III


               REPRESENTATIONS AND WARRANTIES OF THE CORPORATION
               -------------------------------------------------

     For purposes of this Agreement, the phrase "to the knowledge of the
                                                 -----------------------
Corporation," or other language of similar effect, shall mean to the actual
-----------
knowledge, without investigation or inquiry, of Richard N. Zehner, Vincent S. Pino, Kenneth Ord or Russell D. Phillips, Jr. The exceptions, modifications, descriptions and disclosures in any Schedule or Exhibit hereto are exceptions to each representation and warranty set forth in this Agreement if a prudent Person in the applicable party's position would reasonably conclude that such exception, modification, description or disclosure would constitute an exception, modification, description or disclosure to the applicable representation and warranty if included in the appropriate Schedule or Exhibit. Disclosure of any items not otherwise required to be disclosed shall not create an inference of materiality. The Corporation hereby represents and warrants to Newco as of the date hereof and as of the Closing Date as set forth below:

3.1  Organization, Standing, Qualification and Power.
     -----------------------------------------------

     The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. The Corporation is duly qualified and in good standing to do business in each jurisdiction in which the property owned or leased or operated by it or by the nature of business conducted by it makes such qualification necessary, except where the failure to be so qualified is not reasonably likely to have a Material Adverse Effect. The Corporation has made available to Newco or its counsel, representatives or advisors, complete and correct copies of its certificate of incorporation, as in effect on the date hereof and in effect immediately prior to the Effective Time, and the by-laws, as amended to the date hereof.

3.2  Authority; Execution and Delivery; Enforceability.
     -------------------------------------------------

     The Corporation has all corporate power and authority to execute this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Corporation of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Corporation, including all required stockholder approval, and no other corporate proceedings on the part of the Corporation are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby (other than notice to stockholders pursuant to Sections 228 and 262 of the DGCL). The Corporation has duly executed and delivered this Agreement and this

Agreement constitutes a legal, valid and binding obligation of the Corporation, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

3.3  No Conflicts; Consents.
     ----------------------

          (a) Except as set forth in Schedule 3.3, the execution and delivery by
                                     ------------
the Corporation of this Agreement and the consummation of the transactions contemplated hereby does not conflict with, or result in any violation of or default under, or give rise to any increase payment, loss of a material benefit, a requirement of prepayment or offer to purchase any debt, a right of termination, cancellation or acceleration of any obligation, or result in the creation of any Lien (other than a Permitted Lien) upon any of the assets owned or used by the Corporation or any of its Subsidiaries under, any provision of
(a) the Certificate of Incorporation or By-Laws, (b) any Contract to which the Corporation or any Subsidiary is a party or (c) any judgment, writ, injunction, order or decree ("Judgment") or Applicable Law applicable to the Corporation, other than, in the case of clauses (b) and (c) above, any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, would not have a Material Adverse Effect.

          (b) Except as set forth in Schedule 3.3, no material consent,
                                     ------------
approval, Permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Corporation or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under the HSR Act, (ii) compliance with and filings and notifications under applicable Environmental Laws, (iii) those the failure of which to obtain or make would not have a Material Adverse Effect, (iv) those that have been obtained, (v) those that may be required solely by reason of Newco's (as opposed to any other third party's) participation in the transactions contemplated hereby and (vi) filings required pursuant to the indenture governing the Existing Notes or applicable securities laws.

3.4  Capitalization
     --------------

     The authorized capital stock of the Corporation consists of 10,000,000 shares of Common Stock, consisting of 9,500,000 shares of voting common stock, par value $.01 ("Voting Common"), 500,000 shares of non-voting common stock, par
                 -------------
value $.01 ("Non-Voting Common"), and 500,000 shares of preferred stock,
             -----------------
undesignated as to series ("Preferred Stock"), of which 300,000 shares have been
                            ---------------
designated and authorized by the Board as Series F Redeemable Preferred Stock, $.01 par value. At the close of business of the date hereof, (i) 5,506,651 shares of Voting Common, 242,898 shares of Non-Voting Common and 150,000 shares of Series F Preferred are validly issued and outstanding, fully paid and nonassessable, (ii) no shares of Voting Common, Non-Voting Common or Series F Preferred are held by the Corporation in its treasury and (iii) 842,033 shares of Common Stock were reserved for issuance upon the exercise of options granted or available for grant under the Corporation Stock Option Plans. Except as set forth above, except for shares issued since the close of business on the Business Day immediately preceding the date hereof upon the exercise of any then outstanding Corporation Stock Option, since such date no shares of capital stock or other voting securities of the Corporation have been issued or reserved for issuance. All outstanding Shares and shares of Series F Preferred are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Corporation having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Corporation may vote. Except for Corporation Stock Options with respect to 759,932 Shares, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Corporation is a party or by which it is bound obligating the Corporation to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Corporation or obligating the Corporation to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in the Series F Preferred Certificate of Designations relating to the Corporation's Series F Preferred or Schedule 3.4, there are no outstanding contractual
                      ------------
obligations of the Corporation torepurchase, redeem or otherwise acquire any shares of capital stock of the Corporation.

3.5  Subsidiaries.
     ------------

          (a) Except as set forth on Schedule 3.5, all of the outstanding shares
                                     ------------
of capital stock of Subsidiaries are owned of record and beneficially by the Corporation, free and clear of all Liens other than Permitted Liens.

          (b) Except as set forth on Schedule 3.5, since June 30, 1999, no
                                     ------------
shares of capital stock or other voting securities of any Subsidiary were issued, reserved for issuance or issuable. All outstanding shares of capital stock of Subsidiaries are, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of any Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Subsidiaries may vote. There are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Corporation or any Subsidiary is a party or by which any of them is bound obligating the Corporation or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of any Subsidiary or obligating the Corporation or any Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Corporation or any Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of any Subsidiary.
There are no voting trusts, proxies or other agreements or understandings to which the Corporation or its Subsidiaries is a party or by which the Corporation or any of its Subsidiaries is bound with respect to the voting of any shares of capital stock, or any other equity or voting security or interest of the Corporation or any of its Subsidiaries. Except for the Corporation's interest in the Subsidiaries or as set forth in Schedule 3.5, neither the Corporation nor
                                       ------------
any Subsidiary owns directly or indirectly any interest or investment in the form of equity in, and neither the Corporation nor any Subsidiary is subject to any obligation or requirement to provide for or to make any investment in, any Person (other than financially insignificant holdings of publicly reporting companies held in order to obtain filings).

3.6  SEC Documents; Financial Statements; Other Financial Information.
     ----------------------------------------------------------------

          (a) The Corporation has filed with the SEC all reports, forms, schedules and statements and other documents required to be filed by it since December 18, 1997 (the "SEC Documents"). As of their respective filing dates,
(i) the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Securities Exchange Act of 1934, as amended ("Exchange Act"), as the case may be, and the rules and regulations of the Securities and Exchange Commission ("SEC") promulgated thereunder applicable to
                                     ---
such SEC Documents, and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein under applicable federal securities laws in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading. The financial statements included in the SEC Documents complied, as of their respective filing dates as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Corporation and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (b) Neither the Corporation nor any of its Subsidiaries has any ,debts liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or disclosed or reserved against in, a consolidated balance sheet of the Corporation and its Subsidiaries or in the notes thereto, prepared in accordance with GAAP consistently applied, except for debts, liabilities or obligations (a) that were so reserved on, or disclosed or reflected in, the consolidated balance sheet of the Corporation and its Subsidiaries as of June 30, 1999 and the notes thereto, included in the Quarterly Report on Form 10-Q of the Corporation for the quarter then ended, or the consolidated balance sheet of the Corporation and its Subsidiaries as of December 31, 1998 and the notes thereto, included in the Annual Report on Form 10-K of the Corporation for the year then ended, (b) arising in the ordinary course of business since June 30, 1999, (c) incurred in connection with the purchase of equipment or (d) that have not had and are not reasonably likely to have a Material Adverse Effect.

3.7  Assets Other than Real Property Interests.
     -----------------------------------------

     Each of the Corporation and its Subsidiaries has good and valid title to all of the assets and properties reflected on the latest balance sheet included in the SEC Documents or acquired subsequent thereto (except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business since the date thereof and except for real property or interests in real property, such items being the subject of Section 3.8), free and clear of
                                               -----------
all Liens, except Permitted Liens and except as set forth in Schedule 3.7. The
                                                             ------------
properties and assets of the Corporation and its Subsidiaries are in sufficient repair and operating condition for the conduct of the business of the Corporation and Subsidiaries as presently conducted.

3.8  Real Property.
     -------------

          (a) Except as set forth on Schedule 3.8, neither the Corporation nor
                                     ------------
any of its Subsidiaries owns in fee any real property (the "Owned Real
                                                            ----------
Property").  Schedule 3.8 sets forth as of the date hereof, a complete and
             ------------
correct list of all real property leases, subleases, licenses and use or occupancy ("Leases") agreements pursuant to which the Corporation or any of its
            ------
Subsidiaries is the lessee, sublessee, licensee, user or occupant of real property, or interests therein, requiring annual payments in excess of $150,000 (the "Leased Property"). Each of the Corporation and its Subsidiaries has good
      ---------------
and valid title to the leasehold estate or other interest created under its respective leases, free and clear of any Liens other than Permitted Liens. Each Lease is valid or in full force and effect without any material default thereunder by the Corporation or such Subsidiary, except failures to be in full force and effect and defaults which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

          (b) The Corporation has not received notice that the location, construction, occupancy, operation or use of the buildings located on the Leased Property violates any restrictive covenant or deed restriction or any other Applicable Laws, except for such violations or restrictions which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

3.9  Intellectual Property.
     ---------------------

     The Corporation and each Subsidiary owns, or is validly licensed or otherwise has the right to use, as applicable, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, trade secrets and other proprietary intellectual property rights and computer programs that are used in the conduct of the business of the Corporation and its Subsidiaries as now operated (collectively, "Intellectual Property Rights") other than those Intellectual
                ----------------------------
Property Rights in which the failure to own, license or have the right to use
would not be reasonably likely to have a Material Adverse Effect.   Schedule 3.9
                                                                    ------------
sets forth a description of all material patents, trademarks and copyrights and applications therefor owned by or licensed to the Corporation or its Subsidiaries that are used in the conduct of the business of the Corporation or its Subsidiaries as now operated (excluding customary commercial software licenses). No claims are pending or, to the knowledge of the Corporation, threatened against the Corporation or any of its Subsidiaries that the Corporation or any of its Subsidiaries is, and to the knowledge of the Corporation, neither the Corporation nor any Subsidiary is, infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property Right, except for claims, infringements or adverse effects which, individually, or in the aggregate, is not reasonably likely to have a Material Adverse Effect. To the knowledge of the Corporation, no Person is infringing the rights of the Corporation with respect to any Intellectual Property Right in any manner that is reasonably likely to have a Material Adverse Effect. The Corporation has not licensed, or otherwise granted, to any Person, any rights in or to any Intellectual Property Rights and none of the Corporation or its Subsidiaries has any obligation to grant licenses or other right to any of the material Intellectual Property Rights to any other Person, except for such licenses, grants or obligations that are not reasonably likely to have a Material Adverse Effect. The Corporation is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property Rights, except for breaches which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. To the Corporation's knowledge, the information technology systems of the Corporation and its Subsidiaries (including but not limited to software), equipment and software which are used in business as currently conducted by Corporation and its Subsidiaries, are (or will be prior to December 31, 1999) "year 2000 compliant" in that they are (or will be prior to December 31, 1999) designed to be used prior to, during and after the calendar year 2000 A.D., except for such failure to be "year 2000 complaint" which, individually or in the aggregate, would not have and is not reasonably likely to have a Material Adverse Effect.

3.10  Material Contracts.
      ------------------

          (a) Except as set forth in Schedule 3.10, as of the date hereof,
                                     -------------
neither the Corporation nor any of its Subsidiaries is a party to or bound by any Contract that is used in the operation or conduct of its business and that is:

               (i) a Contract not to compete against the diagnostic imaging systems and related radiology services business of any third party or a Contract that restricts the Corporation or any of its Subsidiary or Affiliates from entering or conducting any line of business in any location at any time, except for restrictions on providing imaging services contained in Contracts with hospitals, clinics, medical or healthcare providers or other customers and except for Contracts with holders of equity interests in Subsidiaries and other Persons in which the Corporation holds directly or indirectly equity interests, none of which has had or is reasonably likely to have a Material Adverse Effect);

               (ii) a Contract (other than Benefit Plans) with any shareholder, officer, director or Affiliate of the Corporation requiring annual payments in excess of $150,000;

               (iii) a lease or similar Contract in connection with tangible personal property requiring annual payments in excess of $200,000;

               (iv) a Contract under which the Corporation or such Subsidiary has directly or indirectly guaranteed indebtedness of any other Person, other than endorsements for the purpose of collection in the ordinary course of business that, individually, is in excess of $100,000 and other than guarantees of any indebtedness of the Corporation or any Subsidiary;

               (v) a Contract granting a Lien upon any assets of the Corporation, the foreclosure of which would have a Material Adverse Effect;

               (vi) a Contract involving an annual payment to or by the Corporation or such Subsidiary of more than $150,000 (unless terminable without payment or penalty) other than sales orders and purchase orders entered into in the ordinary course of business after the date of this Agreement;

               (vii) a material Contract that relate to services provided by the Corporation to or at hospitals, clinics, medical or healthcare providers or other customers or services paid for by health maintenance organizations or other third party payors;

               (viii) a material Contract that relates to the construction, reconstruction, maintenance, transportation or use of Magnetic Resonance Imaging equipment which will require payments in excess of $250,000;

               (ix) a Contract for indebtedness for borrowed money in excess of $200,000; or

               (x) a Contract other than as set forth above to which the Corporation or such Subsidiary is a party, the absence of which would have a Material Adverse Effect.

          (b) Except as set forth in Schedule 3.10(b), neither the Corporation
                                     ----------------
nor any Subsidiary is and, to the knowledge of the Corporation (which for purposes, hereof, shall also include the actual knowledge of Jay Mericle, without inquiry or investigation), no other party is in violation of or in default under (nor does there exist any condition affecting the Corporation or any Subsidiary, or to the Corporation's knowledge, other parties to the material Contracts which upon the passage of time or the giving of notice or both is reasonably likely to cause such a violation of or default under) any material Contract to which it is a party or by which it or any of its properties or assets is bound (it being understood that any non-payment shall be deemed not to be a violation of or default under any such Contract if the financial statements included in the most recently filed SEC Documents reflects, in the aggregate, adequate reserves for doubtful accounts as of the date of filing). Each material Contract constitutes a valid and binding obligation of the Corporation and/or Subsidiary party thereto and, to the knowledge of the Corporation, each other party thereto, enforceable against such other party in accordance with its terms, except if the failure to be valid, binding and enforceable has not had and is not reasonably likely to have a Material Adverse Effect. No party has given any written notice or to the knowledge of the Corporation, oral notice of termination or cancellation of any material Contract or that it intends to assert a breach of, or seek to terminate or cancel, any material Contract as a result of the transactions contemplated hereby, in each case that has had or is reasonably likely to have a Material Adverse Effect. Copies of all Contracts listed in Schedule 3.10 have been made available to Newco or its representatives
          -------------
or agents.

3.11  Permits.
      -------

     Except as set forth in Schedule 3.11, as of the date hereof, each of the
                            -------------
Corporation and its Subsidiaries holds all material certificates, franchises, consents, licenses, permits, notices, rights, authorizations and approvals (including, without limitation, all certificates of need) from all Governmental Entities as are necessary for it to own, lease or operate its properties and assets and to conduct the business of the Corporation and such Subsidiaries as currently conducted as of the date hereof (collectively, "Permits"), except
                                                          -------
where the failure to have any such Permit, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. Schedule 3.11 contains
                                                          -------------
a list of all material Permits (including, without limitation, all certificates of need), and copies thereof have been provided or made available to Newco or its representatives or agents. No default under any Permit has occurred, except for defaults under Permits that, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

3.12  Taxes.
      -----

          (a) Except as set forth in Schedule 3.12(a), the Corporation and each
                                     ----------------
of its Subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Corporation or any of its Subsidiaries is or has been a member (a "Consolidated Group") (i) has timely filed all material Tax
                  ------------------
Returns required to be filed by it (and, with respect to any such Consolidated Group, during the period for which they have been a member thereof) and (ii) such Tax Returns are complete and correct in all material respects and (iii) has paid all Taxes shown thereon to be due. The most recent financial statements reflect adequate reserves for any Taxes payable by the Corporation and its Subsidiaries, for all taxable periods and portions thereof that have not been paid, whether or not shown as being due on any returns through the date of such financial statements. Except as set forth in Schedule 3.12(a), to the best
                                              ----------------
knowledge of the Corporation (which for purposes, hereof, shall also include the actual knowledge of Michelle Horn, without inquiry or investigation), no audit of any Tax Return of the Corporation or any of its Subsidiaries is pending, threatened or being conducted by a Tax authority. No extension of the statute of limitations on the assessment of any Taxes has been granted by the Corporation or any of its Subsidiaries and is currently in effect. No consent under Section 341(f) of the Code has been filed with respect to the Corporation or any of its Subsidiaries. None of the Corporation or its Subsidiaries has been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. All Taxes required to be withheld, collected or deposited by or with respect to the Corporation and each of its Subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority except to the extent the failure to so withhold, collected or deposited is reasonably likely to have a Material Adverse Effect. No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could materially affect the Tax liability of the Corporation or one of its Subsidiaries and that are reasonably likely to have a Material Adverse Effect. Neither the Corporation nor any of its subsidiaries (i) is a party to or bound by any tax indemnity, tax sharing or tax allocation agreement (or administrative or accounting practice having substantially the same effect as such an agreement), (ii) has agreed to make or is required to make any material adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, or (iii) owns material assets that directly or indirectly secure indebtedness the interest on which is tax-exempt under Section 103(a) of the Code.

          (b) Except as set forth in Schedule 3.12, none of the Corporation or
                                     -------------
any of its Subsidiaries has any liabilities for the Taxes of any Person (other than any of the Corporation or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

3.13  Proceedings.
      -----------

     Schedule 3.13 sets forth a list of all pending Proceedings, and to the
     -------------
Corporation's knowledge (which for purposes, hereof, shall also include the actual knowledge of Barbara Leeman, without inquiry or investigation), threatened Proceedings, involving the Corporation or any of its Subsidiaries which (i) relate to or involve more than $200,000 (in excess of available insurance coverage), (ii) seek any equitable relief or (iii) which in any case, individually or in the aggregate, would materially impair the ability of the Corporation to perform its obligations under this Agreement. Neither the Corporation nor any of its Subsidiaries is a party or subject to or in default under any material Judgment applicable to the conduct or the business of the Corporation or such Subsidiary, expect as, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

3.14  Benefit Plans.
      -------------

          (a) Schedule 3.14(a) hereto contains a true and complete list of each
              ----------------
material employee benefit plan (as defined in Section 3(3) of ERISA), stock option plans and severance agreements and plans that the Corporation and its Subsidiaries has any present or future obligations or liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries (collectively, the "Benefit Plans"). The following have been made
                                  -------------
available to Newco (i) true and complete copies of all Benefit Plans (or in the case of unwritten Benefit Plans, descriptions thereof), including, without limitation, with respect to each Benefit Plan, all amendments to the Benefit Plans, and any trust or other funding arrangement, (ii) Form 5500s for each Benefit Plan for the two most recent plan years, (iii) the most recently completed actuarial valuation for each Benefit Plan for which an actuarial report is required by ERISA or for financial reporting purposes, and (iv) the most recent summary plan description for each Benefit Plan for which a summary plan description is required by ERISA.

          (b) None of the Benefit Plans which is a "pension plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") is a "multiemployer plan" as
                                     ------------
defined in Section 3(37) of ERISA, or is subject to the requirements of Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. Neither the Corporation nor any Subsidiary has any liability under Title IV of ERISA that has had or is reasonably likely to have a Material Adverse Effect. Each Pension Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified or the remedial amendment period for such Pension Plan has not expired, and no fact or event has occurred since the date of such determination letter that could adversely affect the qualified status of any such Pension Plan, except if the failure to be so qualified or the expiration of such remedial amendment period would not be reasonably likely to have a Material Adverse Effect.

          (c) Neither Corporation nor any Subsidiary has incurred any liability for any penalty or tax under Sections 4971, 4972, 4975, 4976, 4979, or 4980 of the Code or Section 502 of ERISA which is reasonably likely to have a Material Adverse Effect.

          (d) Each of the Benefit Plans that is a "group health plan" (as defined in Code Section 5000(b)) has at all times been in compliance with the provisions of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and any similar applicable state laws except to the extent that the failure to be in compliance would not be reasonably likely to have a Material Adverse Effect. No Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA) (the "Welfare Plans") provides or promises post-retirement health or life
             -------------
benefits to current employees or retirees of Corporation or any Subsidiary, except to the extent required under any applicable state law or under Section 601 of ERISA. Each Welfare Plan contains a procedure for amendment and termination of such plan.

          (e) No Benefit Plan is funded by a trust described in Section 501(c)(9) of the Code or subject to the provisions of Section 505 of the Code.

          (f) Payment of all material amounts has been made to each Benefit Plan which are required to be made as contributions thereto, under Applicable Law or under any Benefit Plan or any agreement relating to a Benefit Plan as of the last day of the most recent fiscal year of such Benefit Plan ended prior to the date hereof. There is no accumulated funding deficiency with respect to any Benefit Plan.

          (g) Except as set forth in Schedule 3.14 and except as provided in the
                                     -------------
Corporation's certificates and bylaws or as expressly provided in this Agreement, there exist no employment, consulting, severance, termination or indemnification agreements between the Corporation and any current or former employee, officer or director of the Corporation providing for a lump sum or annual payment in excess of $100,000. Except as set forth in Schedule 3.14, the
                                                              -------------
execution and delivery of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Benefit Plan or individual agreement that will result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee.

          (h) All applicable filings, notice or reports (including, without limitation, annual reports filed on IRS Form 5500 and disclosure to participants and beneficiaries) relating to any Benefit Plan have been timely made.

          (i) For purposes of this Section 3.14, any reference to the
                                   ------------
Corporation shall be deemed also to refer to any entity which is under common control or affiliated with the Corporation within the meaning of Section 4001 of ERISA and the rules and regulations thereunder and/or Section 414 of the Code and the rules and regulations thereunder.

3.15  Absence of Changes or Events.
      ----------------------------

     Except as set forth on Schedule 3.15 hereto, since December 31, 1998, the
                            -------------
Corporation and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with prior practice except in connection with the transactions contemplated hereby and the sale process, and there has not been:

          (a) any change, development, condition or effect that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect;

          (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Corporation's capital stock other than the declaration of dividends in respect of the Series F Preferred;

          (c) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (d) except in the ordinary course of business (i) any granting by the Corporation or any Subsidiary to any officer of the Corporation of any material increase in compensation, (ii) any granting by the Corporation or any Subsidiary to any officer, employee, director or consultant of any increase in severance or termination pay, (iii) any entry by the Corporation or any Subsidiary into any written employment agreement, or any severance or termination agreement or arrangement with any officer, employee, director or consultant, or (iv) any adoption or amendment of any Benefits Plans, in the case of clauses (i) through
(iv) that has had or is reasonably likely to have a Material Adverse Effect;

          (e) any damage, destruction or loss to property, whether or not covered by insurance, that, individually or in the aggregate, has not been cured and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect;

          (f) any material change in accounting methods, principles or practices by the Corporation or any Subsidiary; or

          (g) any material revaluation for financial statement purposes by the Corporation or any of its Subsidiaries of any of asset (including, without limitation, any material writing down of the value of any material property, investment or assets).

3.16  Compliance with Applicable Laws.
      -------------------------------

     The Corporation and its Subsidiaries are not in conflict with, or in default or violation of, its respective certificate of incorporation, by-laws, partnership agreement or other charter or organizational documents, except in the case of the Subsidiaries if such conflict, default or violation has not had and is not reasonably likely to have a Material Adverse Effect. The Corporation and its Subsidiaries have complied in all material respects with all Applicable Laws, except for instances of noncompliance which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. Except as set forth in Schedule 3.16, neither the Corporation nor any of its
                -------------
Subsidiaries has received any written (or to the knowledge of the Corporation, oral) communication during the past three years from a Governmental Entity that alleges that the Corporation or its Subsidiaries is not in compliance in any material respect with any Applicable Law, except if such non-compliance has not had and is not reasonably likely to have a Material Adverse Effect. Except as set forth in Schedule 3.16, neither the Corporation nor any of its Subsidiaries
             -------------
has received any written (or to the knowledge of the Corporation, oral) communication during the past three years from a Governmental Entity that alleges that the Corporation or its Subsidiaries is not in compliance in any material respect with any Applicable Law, except for any such non-compliance that has not had and is not reasonably likely to have a Material Adverse Effect. Except as set forth in Schedule 3.16, the Corporation has not received any
                       -------------
written (or to the knowledge of the Corporation, oral) notice of any pending investigation by any Governmental Entity with respect to any non-compliance with Applicable Law by the Corporation or any of its Subsidiaries, which has had or is reasonably likely to have a Material Adverse Effect. The Corporation's Common Stock is not required to be registered pursuant to Section 12 of the Exchange Act.

3.17  Environmental Matters.
      ---------------------

      Except as set forth in Schedule 3.17:
                             -------------

          (a) the Corporation and each Subsidiary is, and has been, in compliance with all applicable Environmental Laws except for any noncompliance that, individually or in the aggregate, has not had a Material Adverse Effect that has not been cured and is not reasonably likely to have a Material Adverse Effect. The term "Environmental Laws" means any Federal, state, provincial,
                   ------------------
regional, municipal, local or foreign judgment, order, decree, statute, law, ordinance, rule, regulation, code, permit, consent, approval, license, writ, decree, directive, injunction or other enforceable governmental requirement, including any registration requirement, relating to: (A) Releases or threatened Releases of Hazardous Materials into the environment; (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Materials; or (C) otherwise relating to pollution or protection of health or safety or the environment;

          (b) since December 18, 1997 (and prior to such date, to the knowledge of the Corporation), there has been no Release or threatened Release of Hazardous Materials, in, on, under or affecting any property now or previously owned, leased, controlled or operated by the Corporation or any Subsidiary or, to the knowledge of the Corporation, any adjacent site, which Release or threatened Release has had or is reasonably likely to have a Material Adverse Effect. The term "Release" has the meaning set forth in 42 U.S.C. (S) 9601(22).
                   -------
The term "Hazardous Materials" means any pollutant, contaminant, hazardous,
          -------------------
radioactive or toxic substance, material, constituent or waste, or any other waste, substance, chemical or material regulated under any Environmental Law, including (1) petroleum, crude oil and any fractions thereof, (2) natural gas, synthetic gas and any mixtures thereof, (3) asbestos and/or asbestos-containing material, (4) radon and (5) polychlorinated biphenyls ("PCBs"), or materials or
                                                        ----
fluids containing PCBs;

          (c) there is no pending, or, to the knowledge of the Corporation, threatened claim, action, demand, investigation or inquiry of or against the Corporation or any of its Subsidiaries by any Governmental Entity or other Person relating to any actual or potential violations of Environmental Law or any actual or potential obligation to investigate or remediate a Release or threatened Release of any Hazardous Materials, in each case, that has had or is reasonably likely to have a Material Adverse Effect;

          (d) neither the Corporation nor any Subsidiary has used any waste disposal site, or otherwise disposed of, transported, or arranged for the transportation of, any Hazardous Materials to any place or location, except for any such use, disposal, transportation or arrangement that has not had a Material Adverse Effect that has not been cured and is not reasonably likely to have a Material Adverse Effect.

3.18  Employee and Labor Matters.
      --------------------------

      Except as set forth in Schedule 3.18, (i) neither the Corporation nor any
                             --------------
Subsidiary is a party to any collective bargaining agreement or similar agreement with a labor organization, union or association; (ii) there are no unfair labor practice complaints pending against the Corporation or any Subsidiary, or to the Corporation's knowledge, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against any of them; (iii) no strike, labor dispute, slowdown or stoppage is pending (or to the Corporation's knowledge, threatened) against the Corporation or any Subsidiary; (iv) there is no union representation question existing with respect to the employees of the Corporation or any Subsidiary, and
(v) to the knowledge of the Corporation, since January 1, 1998, neither the Corporation nor any Subsidiary has encountered any labor union organizing activity, except with respect to any matter specified above, which in the case of clauses (ii) - (v), individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

3.19 Affiliate Transactions.
     ----------------------

     Schedule 3.19 sets forth a description of all transactions between the
     -------------
Corporation or its Subsidiaries, on the one hand, and the Principal Stockholders or any of their respective Affiliates, on the other hand, in each case consummated at any time since January 1, 1999 and required to be disclosed in an SEC Document (if such transaction occurred during the time period covered by such SEC Document). Except as set forth on Schedule 3.19, there are no
                                            -------------
agreements or arrangements between the Corporation or its Subsidiaries, on the one hand, and the Principal Stockholders or any of their respective Affiliates, on the other hand, in each case, required to be disclosed in an SEC Document (if such agreement or arrangement was in existence during the time period covered by such SEC Document). To the knowledge of the Corporation, no Principal Stockholder or any of their respective Affiliates owns any interest in any asset or property (real or personal, tangible or intangible), business or contract used or intended for use or otherwise relating to the business currently conducted by the Corporation or any Subsidiary other than minority investments in publicly traded corporations.

3.20 State Takeover Statutes.
     -----------------------

     The Board has approved the Merger and this Agreement and the Stockholder Support Agreements, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the Stockholder Support Agreements the provisions of Section 203 of the DGCL to the extent, if any, such Section is applicable to the Merger, this Agreement, the Stockholder Support Agreement and the transactions contemplated by this Agreement and the Stockholder Support Agreements. To the knowledge of the Corporation, no other state takeover statute or similar statute or regulation applies to the Merger, this Agreement or the transactions contemplated by this Agreement and the Stockholder Support Agreements.

3.21 Opinion of Financial Advisor
     ----------------------------

     The Board has received the opinion of Salomon Smith Barney Inc, the financial advisor to the Corporation.

3.22 Certain Additional Regulatory Matters.
     -------------------------------------

     None of (x) the Corporation, any Subsidiary of the Corporation, or, the officers, directors, or employees or agents of the Corporation or any Subsidiary or (y) to the Corporation's knowledge (which for purposes, hereof, shall also include the actual knowledge of Wanda Mauk), any Affiliate of the Corporation having a direct or indirect ownership interest in the

Corporation or any of its Subsidiaries within the meaning of Section 1320a-7(b)(8) of Title 42 of the United States Code have engaged in any activities which constitute violations of, or are cause for imposition of civil penalties upon the Corporation or mandatory or permissive exclusion of the Corporation from Medicare or Medicaid, under Sections 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal Civilian Health and Medical Plan of the Uniformed Services statute ("CHAMPUS"), or the regulations
                                         -------
promulgated pursuant to such statutes or regulations or related state or local statutes, including the following activities: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (c) presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or any other State Health Care Program (as defined below) or Federal Health Care Program (as defined below) that is (i) for an item or service that the Person presenting or causing to be presented knows or should know was not provided as claimed, or (ii) for an item or service and the Person presenting knows or should know that the claim is false or fraudulent; (d) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring, or to induce the referral of, an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid, or any other State Health Care Program or any Federal Health Care Program, or (ii) in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, of any good, facility, service, or item for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid or any other State Health Care Program or any Federal Health Care Program; or (e) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or any other State Health Care Program certification or any Federal Health Care Program certification, or (ii) information required to be provided under Section 1124(A) of the Social Security Act ("SSA") (Section 1320a-3 of
                                                   ---
Title 42 of the United States Code), except for such matters which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. For purposes of this Section 3.22 only, "Subsidiary" shall also include, without
                     ------------
limitation, the entities set forth in Schedule 3.22.
                                      -------------

3.23 Medicare/Medicaid Participation Accreditation.
     -----------------------------------------------

          (a) None of the Corporation, its Subsidiaries or any existing officers or directors of the Corporation or the respective Subsidiary who (based on advice by Newco to the Corporation) is expected to be an officer, director, agent (as defined in 42 C.F.R. Section 1001.1001(a)(2)), or managing employee (as defined in SSA Section 1126(b) or any regulations promulgated thereunder) of the Corporation or the respective Subsidiary: (1) has had a civil monetary penalty assessed against it under Section 1128A of the SSA or any regulations promulgated thereunder; (2) has A-I-21 been excluded from participation under the Medicare program or a state health care program as defined in SSA Section 1128(h) or any regulations promulgated thereunder ("State Health Care Program")
                                                    -------------------------
or a federal health care program as defined in SSA Section

1128B(f) ("Federal Health Care Program"); or (3) has been convicted (as that
           ---------------------------
term is defined in 42C.F.R. Section 1001.2) of any of the following categories of offenses as described in SSA Section 1128(a) and (b)(1), (2), (3) or any regulations promulgated thereunder: (i) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program or any Federal Health Care Program; (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service; criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency;
(iii) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described above in this clause (a); or (iv) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance, except for such matters which, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

          (b) The Corporation or a Subsidiary has a Medicare provider number, and a participating provider agreement in force with a Medicare Part B carrier, in each locale, as applicable, in which the Corporation or such Subsidiary bills directly to Medicare for services furnished by the Corporation or such Subsidiary.

          (c) The Corporation or a Subsidiary has a Medicaid number and a participating provider agreement in each state, as applicable, in which the Corporation or such Subsidiary bills directly to such states' Medicaid agency for services provided by the Corporation or such Subsidiary.

          (d) For purposes of this Section 3.23 only, "Subsidiary" shall also
                                   ------------
include, without limitation, the entities set forth in Schedule 3.23.
                                                       -------------

3.24 Brokers or Finders.
     ------------------

     The Corporation represents, as to itself and its Affiliates, that no agent, broker, investment banker or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Salomon Smith Barney, Inc. and BT Alex. Brown & Co., based upon arrangements made by or on behalf of the Corporation. The Corporation has heretofore provided or made available to Newco or its representatives or agents a true and complete copy of all valid and binding written agreements between the Corporation and such firms pursuant to which such firms would be entitled to any payment from the Corporation relating to the Merger.

3.25 No Additional Representations.
     -----------------------------

     THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE III ARE THE ONLY REPRESENTATIONS AND WARRANTIES MADE BY THE CORPORATION. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, ALL WARRANTIES, EXPRESS OR IMPLIED, ARE HEREBY DISCLAIMED AND EXCLUDED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A

PARTICULAR PURPOSE. IN NO EVENT SHALL THE CORPORATION BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES. THE CORPORATION MAKES NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR RELIABILITY OF ANY FORECASTS OR PROJECTIONS OF REVENUES, SALES, EXPENSES OR PROFITS OF THE BUSINESS.

                                  ARTICLE IV


            REPRESENTATIONS AND WARRANTIES OF PARENT CORP. AND NEWCO
            --------------------------------------------------------

     Newco hereby represent and warrant to the Corporation, as of the date hereof, and as of the Closing Date, as follows:

4.1  Organization, Standing, Qualification and Power
     -----------------------------------------------

     Newco is duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. Newco is duly qualified and in good standing to do business in each jurisdiction in which the property owned or leased or operated by it or by the nature of business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. From the date of its incorporation, Newco has not engaged in any activities other than in connection with or as contemplated by this Agreement and the Merger or in connection with or as contemplated by this Agreement and the Merger. Newco has made available to the Corporation or its counsel, representatives or advisors, complete and correct copies of its certificate of incorporation, as in effect on the date hereof and its by-laws.

4.2  Authority; Execution and Delivery; Enforceability
     -------------------------------------------------

     Newco has all corporate power and authority to execute this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Newco of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Newco, and no other corporate proceedings on the part of Newco are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. Newco has duly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of Newco, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and general equitable principles.

4.3  No Conflicts; Consent
     ---------------------

     The execution and delivery by Newco of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance by Newco with the terms hereof will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or a loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Newco under any provision of (a) the certificate of incorporation or by-laws of Newco, (b) any Contract to which Newco is a party or by which any of its properties or assets is bound or (c) any Judgment or Applicable Law applicable to Newco or its properties or assets. No consent of or registration, declaration or filing with any Governmental Entity is required to be obtained or made by or with respect to Newco in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under the HSR Act and (ii) as set forth in Schedule 4.3.
                                           ------------

4.4  Litigation
     ----------

     There are not any (a) outstanding Judgments against Newco, or (b) Proceedings pending or, to the knowledge of Newco, threatened against Newco or its Affiliates that are in any case, individually or in the aggregate, are reasonably likely to materially impair the ability of Newco to perform its obligations under this Agreement or to materially delay the consummation of the transactions contemplated hereunder.

4.5  Availability of Funds
     ---------------------

          (a) Schedule 4.5(a) contains a true, correct and complete copy of a
              ---------------
commitment letter from Bankers Trust Corporation for the aggregate amount of $650 million in senior bank financing.

          (b) Schedule 4.5(b) contains a true, correct and complete copy of
              ---------------
commitment letters for the aggregate amount of $260 million in subordinated debt financing. Schedule 4.5(b) also contains a true, correct and complete copy of a
            ---------------
commitment letter from Parent for equity financing. Newco cannot amend the letters set forth in Schedule 4.5(b) without the consent of the Corporation.
                     ---------------

          (c) The commitment letters referred to in Sections 4.5(a) and (b) are
                                                    ---------------     ---
hereinafter referred to as the "Financing Commitments."
                                ---------------------

          (d) No Financing Commitment has been modified, withdrawn or terminated as of the date hereof, and Newco has no reason to believe as of the date hereof that the Financing Commitments will not lead to the financing as contemplated by the Financing Commitments. Assuming the satisfaction or waiver of the conditions set forth in the Financing Commitment, the Financing Commitments are sufficient to pay the Cash Merger Price, the Preferred Merger Price and all fees and expenses arising out of or relating to the transactions contemplated by this Agreement, including, without limitation, the amount required to purchase or defease all of the outstanding Senior Subordinated Notes and to purchase or redeem all of the outstanding FIRSTS.

4.6  Brokers or Finders.
     ------------------

     Except for JP Morgan and Kohlberg Kravis Roberts & Co. LLP, Newco represents, as to itself and its Affiliates, that no agent, broker, investment banker or other firm or Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. No Principal Stockholder shall have any liability or obligation, and if this Agreement is terminated, the Corporation shall not have any liability or obligation, to JP Morgan or Kohlberg, Kravis Roberts & Co. LLP.

4.7  Newco.
     -----

     No Affiliate of Parent or Newco owns any material equity interest in any Person engaged in the mobile magnetic resonance imaging business. Newco has no reason to believe that the Federal Trade Commission or the Department of Justice will request any information in connection with the consummation of the transactions contemplated by this Agreement or that there is any antitrust impediment to the consummation of the transactions contemplated hereby.

                                   ARTICLE V


                                   COVENANTS
                                   ---------

5.1  Conduct of Business.
     -------------------

          From the date hereof to the Effective Time (or the termination of this Agreement), except as set forth on Schedule 5.1, the Corporation shall, and
                                   ------------
shall cause each Subsidiary to, carry on its business in the ordinary course consistent with past practice and use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees and others having material business dealings with it, in
each case in accordance with past practice.   Without limiting the generality of
the foregoing, from the date hereof to the Effective Time, the Corporation shall not and shall cause each Subsidiary not to (except as expressly permitted or contemplated by this Agreement or with the prior written consent of Newco, which consent will not be unreasonably withheld or delayed):

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any Shares or any capital stock of the Corporation or any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

          (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Shares upon the exercise of Corporation Stock Options outstanding on the date hereof);

          (c) amend its Certificate of Incorporation or Bylaws or other comparable charter or organizational documents;

          (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or by any other manner, any business or any person, other than as set forth on Schedule
                                                                     --------
5.1 or (ii) any assets or make other capital expenditures except for the
---
purchase of equipment or other assets consistent with the

Corporation's capital expenditure forecast for 1999 and the first quarter of 2000 as set forth on Schedule 5.1(d); provided that the Corporation may agree to
                     ---------------  --------
acquire any asset or agree to make any capital expenditure if such agreement is terminable or may be substantially delayed for any reason by the Corporation without premium or penalty;

          (e) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except (i) immaterial assets, (ii) in the ordinary course of business (including for trade-ins) or (iii) where the amount of such sales does not exceed, individually or in the aggregate, $1,000,000 (excluding trade-ins);

          (f) (i) incur any indebtedness or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Corporation or any Subsidiary (other than incurrence of indebtedness under the Corporation's revolving credit facility or equipment financing in the ordinary course of business consistent with past practice), guarantee any debt securities of another Person, enter into any "keep well" or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, or (ii) make any loans, advances (other than advances to Subsidiaries or among Subsidiaries) or capital contributions to, or investments in, any other Person;

          (g) make any material tax election or settle or compromise any material income tax liability other than the payment of taxes in the ordinary course of business;

          (h) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Corporation included in the SEC Documents or incurred thereafter in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill, non-solicitation or similar agreement to which the Corporation or any Subsidiary is a party;

          (i) modify, amend or terminate any material Contract to which the Corporation or any Subsidiary is a party (other than those Contracts subject to
Section 5.1(j)), or waive, release or assign any material rights or claims under
--------------
any material Contract (other than those Contracts subject to Section 5.1(j)),
                                                             --------------
other than in the ordinary course of business consistent with past practice;

          (j) enter into any material Contract, which is not terminable by the Corporation without premium or penalty, relating to the provision of services by the Corporation or any Subsidiary, the maintenance of any MRI Unit or CT Unit or the distribution, sale or marketing by third parties of the Corporation's or any Subsidiary's services, including any material Contract with any hospital, clinic, medical or healthcare provider, health maintenance organization or other customer or third party payor, other than in the ordinary course of business consistent with past practice; provided that the Corporation shall be permitted
                               --------
to enter into any Contract or engage in any transaction which is otherwise permitted under this Section 5.1;
                     -----------

          (k) except as set forth in Schedule 5.1(k) and except as required to
                                     ---------------
comply with Applicable Law, (i) adopt, enter into, terminate or amend any Benefit Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee, other than, in the case of non-executive officer employees, in the ordinary course of business consistent with past practice, (ii) materially increase in any manner the compensation or fringe benefits of, or pay any material bonus to, any director or executive officer (other than as set forth on Schedule 5.1(k)), (iii) pay any material benefit to
                            ---------------
any director or executive officer not provided for under any Benefit Plan (other than customary director fees and expenses), (iv) except as permitted in clause
(ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plans or agreement or awards made thereunder) or (v) fund or secure the payment of material compensation or benefits under any Benefit Plan other than in the ordinary course of business consistent with past practice;

          (l) terminate the employment of Richard N. Zehner, Vincent S. Pino, Kenneth Ord or Russell D. Phillips, Jr.;

          (m) willingly allow or permit to be done, any act by which any of the material Insurance Policies may be suspended, materially impaired or canceled;

          (n) enter into, renew, modify or revise any agreement or transaction with any Principal Stockholder or any of its Affiliates if such renewal, modification or revision is not on an arms' length basis or would be required to be disclosed in an SEC Document assuming the renewal, modification or revision was executed or the transaction occurred during the period covered by such SEC Document; or

          (o) authorize any of, or commit or agree to take any of, the foregoing actions.

5.2  Access to Information.
     ---------------------

     The Corporation shall, and shall cause its Subsidiaries and its and their respective officers, directors, employees and agents to, afford to Newco, its Affiliates and their respective accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Effective Time to all the properties, officers, employees, agents, attorneys, accountants, books, contracts, commitments, Tax Returns and records of the Corporation and its Subsidiaries and, during such period shall furnish promptly to Newco any information concerning the Corporation and its Subsidiaries as Newco may reasonably request; provided, however, that (a) such access does not
                              --------  -------
unreasonably disrupt the normal operations of the Corporation or any of its Subsidiaries, (b) the Corporation is under no obligation to disclose to Newco any information, the disclosure of which is restricted by Contract or Applicable Law or any information relating to the proposed sale of the Corporation or (c) the Corporation may withhold access to any of the foregoing to the extent the matters covered thereby have been previously disclosed to Newco.

5.3  Confidentiality.
     ---------------

     Newco acknowledges that the information being provided to it in connection with the consummation of the transactions contemplated hereby is subject to the terms of a confidentiality agreement dated as of June 18, 1999 between the Corporation and Affiliates of Newco as if Newco was a party to such Confidentiality Agreement (the "Confidentiality Agreement"), the terms of which
                                -------------------------
are incorporated herein by reference.

5.4  Efforts to Consummate.
     ---------------------

          (a) Subject to the terms and conditions of this Agreement, the parties agree (i) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective reasonable efforts (A) to obtain all necessary waivers, consents and approvals from any Person; provided, however that neither
                                                 --------  -------
the Corporation nor Newco shall be required to make any payments, commence litigation or agree to modifications of the terms of any Contracts in order to obtain any such waivers, consents or approvals, (B) to obtain all necessary Permits as are required to be obtained under any Applicable Law, (C) to give all notices to, and make all registrations and filings with third parties, including without limitation submissions of information requested by Governmental Entities, (D) to reasonably cooperate with all potential sources of financing to the Corporation in connection with the Merger, and the other transactions contemplated by this Agreement, and to take all reasonable steps as may be necessary or advisable to consummate one or more financing transactions with such potential sources of financing, (E) to the extent necessary to obtain recapitalization accounting treatment of the Merger, taking reasonable actions to restructure the transactions contemplated by this Agreement; provided that
                                                                --------
the Corporation will not be required to take any action that, in the Corporation's reasonable discretion, may materially delay the consummation of the Merger or may adversely affect the Cash Merger Price, the Preferred Merger Price, the Taxes payable by any holder of the Corporation's Common Stock or the risk of liability to any such holder and (F) to cause all conditions to this Agreement to be satisfied; provided, however that neither the Corporation nor
                           --------  -------
Newco shall be required to make any payments or commence litigation in connection therewith.

          (b) Each of the Corporation and Newco shall, as promptly as practicable, but in no event later than ten Business Days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the
                       ---
"DOJ") the notification and report form, if any, required for the transactions
----
contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of Newco and the Corporation shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act. The Corporation and Newco shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Each of the Corporation and Newco shall use its reasonable efforts to obtain any clearance required under the HSR Act for the consummation of the transactions contemplated by this Agreement.

          (c) Without limiting the foregoing, Newco shall use its commercially reasonable best efforts to obtain the requisite funds for the consummation of the transactions contemplated hereby, including the Merger, the Debt Offers (or the defeasance of the Senior Subordinated Notes and the redemption of the FIRSTS), and to pay the related fees and expenses, on substantially the terms and conditions set forth in the Financing Commitments or on substantially comparable terms.

          (d) Without limiting the foregoing, the Corporation shall defease all of the outstanding Senior Subordinated Notes and redeem all of the outstanding FIRSTS at the Effective Time to the extent that the Debt Offer with respect to such Existing Notes has not been consummated, in each case, with the proceeds from the Financing Commitments.

5.5  Expenses.
     --------

     Whether or not the Closing takes place, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, including all costs and expenses incurred pursuant to Section 5.4(a). Upon the Closing, the Surviving
                     --------------
Corporation shall pay the fees and expenses incurred by Newco and its Affiliates in connection with this Agreement and the transactions contemplated hereby, including the financial advisory fees of Kohlberg Kravis Roberts & Co. ("KKR")
                                                                         ---
and shall enter into a fee agreement pursuant to which the Surviving Corporation will agree to pay KKR an annual management fee, reimburse KKR's expenses in connection with its services to the Surviving Corporation and its ownership of Shares and indemnify Newco and its Affiliates and their respective partners, members, shareholders, officers, directors, employees, agents, representatives and advisors in connection with their service on the board of directors of the Corporation and the provision of services under the fee agreement.

5.6  Publicity.
     ---------

     From the date hereof through the Closing Date, Newco, on the one hand, and the Corporation on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated hereby. Without the prior written consent of the other party (which consent shall not be unreasonably withheld), no public release or announcement concerning the transactions contemplated hereby shall be issued by the Corporation, on the one hand, or Newco, on the other hand, without the prior consent of Newco, as the case may be, except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange.

5.7  Employee Matters.
     ----------------

     Newco has no present intention to provide employees of the Corporation with benefits substantially different from those in effect on the date hereof, except for equity incentive programs. Newco has no present intention to terminate the employment of any employee of the

Corporation or any of its Subsidiaries within 60 days following the Closing Date except for existing plans of the Corporation.

5.8  Indemnification, Exculpation.
     ----------------------------

          (a) All rights to indemnification and exculpation (including the advancement of expenses) from liabilities for acts or omissions occurring at or prior to the Effective Time (including with respect to the transactions contemplated by this Agreement) existing as of the date hereof in favor of the current or former directors, officers and employees of the Corporation, as provided in the Certificate of Incorporation and/or the By-Laws and/or any indemnification agreements and pursuant to applicable law shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect without amendment, modification or repeal in accordance with their terms for a period of not less than 5 years after the Effective Time; provided,
                                                                 --------
however, that if any claims are asserted or made within such period, all rights
-------
to indemnification (and to advancement of expenses) hereunder in respect of any such claims shall continue, without diminution, until disposition of any and all such claims.

          (b) For a period of at least five years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect standard policies of directors' and officers' liability insurance in an aggregate coverage amount not less than the coverage amounts maintained by the Corporation as of the date hereof and including coverage with respect to claim arising from facts or events which occurred before the Effective Time to the extent available; provided, however, that (i) the Surviving Corporation shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of $200,000 (other than with respect to any existing run-off coverage) and that if equivalent coverage can be obtained only by paying an annual premium in excess of such limit, the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to such limit (subject to the availability of such (or similar) coverage) and (ii) such policies may in the sole discretion of the Surviving Corporation be one or more "tail" policies for all or portion of the full five years.

          (c) The provisions of this Section 5.8 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives.

5.9  No Solicitation.
     ---------------

     The Corporation shall, and shall cause each Subsidiary to, and shall direct and use reasonable efforts to cause its and its Subsidiaries' officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties other than Parent, Newco and their Affiliates and representatives that may be ongoing with respect to an Alternative Transaction. The Corporation shall not, shall cause each Subsidiary not to, and shall not authorize and shall direct and use reasonable efforts to cause its and its Subsidiaries' officers, directors, employees and any investment banker, financial advisor, attorney, accountant or other representative retained by it not to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that may lead to an Alternative Transaction, or
(ii) participate in any discussions or negotiations regarding any proposed Alternative Transaction.

5.10  Financial Information.
      ---------------------

     The Corporation shall furnish to Newco the following financial information (all to be prepared in accordance with GAAP consistently applied, subject, in the case of unaudited financial information, to normal year-end audit adjustments): (a) as soon as available but in any event within 45 days of each of March 31, June 30, September 30 and December 31 and 35 days of each other month, the unaudited consolidated balance sheets and income statements of the Corporation, showing its financial condition as of the close of such month and the results of operations during such month and for the then elapsed portion of the Corporation's fiscal year, in each case, setting forth the comparative figures for the corresponding month in the prior fiscal year, the corresponding elapsed portion of the prior fiscal year and the corresponding period in the Corporation's budget for 1999 as in effect on the date hereof; and (b) all documents filed with or submitted to the SEC by the Corporation simultaneously with such filing or submission.

5.11  Notice of Changes.
      -----------------

     From the date hereof to the Effective Time, each party (the "Breaching
                                                                  ---------
Party") shall give reasonably prompt notice to the other party of any breach of
-----
any representation, warranty or covenant made by the Breaching Party that it becomes aware of, in each case, which breach would cause a condition to the non-Breaching Party's obligations not to be satisfied. The Corporation shall give reasonably prompt notice to Newco of any action commenced after the date hereof and prior to the Effective Time that could reasonably be expected to materially affect the Corporation or its Subsidiaries. A breach of this Section 5.11 shall
                                                              ------------
be deemed not to have occurred if the failure to give any notice hereunder has not materially prejudiced the non-Breaching Party.

5.12  Registration Rights Agreement.
      -----------------------------

     Immediately prior to the Effective Time, the Corporation shall execute and deliver to Parent or Holdings LLC, the Principal Stockholders and any Substitute Principal Stockholder a registration rights agreement (the "Registration Rights
                                                            -------------------
Agreement") substantially in the form set forth in Schedule 5.12.
---------                                          -------------

5.13  Affiliate Agreements.
      --------------------

     The Corporation shall use its reasonable efforts to cause the condition set forth in Section 6.2(h) to be satisfied prior to the Effective Time.
         --------------

5.14  Lease Agreements.
      ----------------

     The Corporation shall use its reasonable efforts to amend all real estate leases in respect of retail sites that have provisions for lease payments that are based on revenues at the applicable site to provide for lease payments that are not based on revenues.

                                   ARTICLE VI


                              CONDITIONS PRECEDENT

6.1  Conditions to Each Party's Obligation.
     -------------------------------------

     The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Time, of the following conditions:

          (a) HSR Act. The waiting period (and any extensions thereof) under the
              -------
HSR Act shall have expired or been terminated.

          (b) No Injunctions or Restraints.  No Applicable Law or injunction
              ----------------------------
enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect; provided, however, that
                                                     --------  -------
each of the Corporation and Newco shall have used its reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

6.2  Conditions to Obligation of Newco.
     ---------------------------------

     The obligation of Newco to effect the Merger is subject to the satisfaction (or waiver by Newco) on or prior to the Closing of the following conditions:

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of the Corporation made in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect"), as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty that expressly relates to a specific date, which representation and warranty shall be true and correct on the date so specified), except where the failure to be so true and correct is not, individually or in the aggregate reasonably likely to have a Material Adverse Effect. Newco shall have received a certificate signed by an authorized officer of the Corporation certifying as to fulfillment of the conditions set forth in this Section 6.2(a) with respect to the Corporation.
              --------------

          (b) Performance of Obligations.  The Corporation shall have performed
              --------------------------
or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Corporation by the time of the Closing, and Newco shall have received a certificate signed by an authorized officer of the Corporation certifying as to fulfillment of the conditions set forth in this Section 6.2(b) with respect to the Corporation.
                             --------------

          (c) Secretary's Certificates.  Newco shall have received a
              ------------------------
certificate, dated as of the Closing Date, signed by the Secretary of the Corporation and certifying as to (i) its certificate of incorporation and bylaws, (ii) the incumbency of officers executing this Agreement and (iii) the resolutions of the board of director of the Corporation authorizing the execution, delivery and performance by the Corporation of this Agreement.

          (d) No Material Adverse Change.  Since the date hereof, there shall
              --------------------------
have been no change, development, condition or effect that has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (e) No Litigation.  If Newco has complied in all material respects
              -------------
with its obligations under Section 5.4, there shall not be pending by any
                           -----------
Governmental Entity (x) any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Merger or the Stockholder Support Agreements, (ii) seeking to prohibit or limit the ownership or operation by the Corporation, Parent or any of their respective Affiliates of any material portion of the business or assets of the Corporation or any of its Subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Corporation or any of its Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or the Stockholder Support Agreements, (iii) seeking to impose limitations on the ability of Parent, Newco or their Affiliates to acquire or hold, or exercise full rights of ownership of, any shares of the Common Stock, including, without limitation, the right to vote the Common Stock on all maters properly presented to the stockholders of the Corporation, or (iv) seeking to prohibit Parent or any of its Affiliates from effectively controlling in any material respect the business or operation of the Corporation or its Subsidiaries, or (y) any formal investigation, audit or Qui Tam proceeding with respect to the Corporation's compliance with Health Care Laws that Newco reasonably determines has the potential to be material to the Corporation and its Subsidiaries, taken as a whole (other than any such investigation, audit or Qui Tam proceeding relating to a matter that has been previously disclosed to Newco); provided that the
                                                          --------
condition set forth in this Section 6.2(e)(y) shall be deemed to be waived on
                            -----------------
the tenth Business Day following delivery of a notice to Newco of any such investigation, audit or Qui Tam proceeding if Newco shall not have delivered on or prior to such tenth day a notice to the effect that it has reasonably determined that such investigation, audit or Qui Tam proceeding has the potential to be material and adverse to the Company and its Subsidiaries, taken as a whole.

          (f) Financing.  The Corporation shall have received the proceeds of
              ---------
financing described in the Financing Commitment referred to in Section 4.5(a) on substantially the terms set forth in the Financing Commitment or on substantially comparable terms.

          (g) Payout Options.  Each Payout Option, except for Payout Options
              --------------
which are exercisable with respect to fewer than 50,000 shares of Common Stock, shall have been cancelled for the cash payment contemplated by Section 2.4.
                                                               -----------

          (h) Termination of Affiliate Agreements.  Each of the agreements set
              -----------------------------------
forth in Schedule 6.2(h) shall have been terminated without further liability
         ---------------
(it being understood that all amounts payable thereunder shall be paid at or prior to the Effective Time), and all obligations and liabilities of the Corporation to the Principal Stockholders and their Affiliates thereunder shall be cancelled, except, in each case for rights to indemnification and exculpation set forth in the agreements referred to in Schedule 6.2(h).
                                           ---------------

          (i) Resignations.  Prior to the Effective Time, each member of the
              ------------
Board that is employed by or an Affiliate of the Principal Stockholders shall have executed letters of resignation which shall become effective as of the Effective Time.

          (j) Stockholder Agreements.  Each of the Principal Stockholders shall
              ----------------------
have performed in all material respects its obligations under each of the Stockholder Support Agreements.

          (k) Recapitalization Accounting Treatment.  The Chief Accountant or
              -------------------------------------
other senior staff members of the SEC shall not have issued any public communication which (i) changes its policy with respect to recapitalization accounting treatment as in effect on the date hereof and (ii) would result in the transactions contemplated by this Agreement not to be treated as a recapitalization for accounting purposes.

6.3  Conditions to the Obligation of the Corporation.
     -----------------------------------------------

     The obligation of the Corporation to effect the Merger is subject to the satisfaction (or waiver by the Corporation) on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties of  Newco. The representations and
              ----------------------------------------
warranties of Newco made in this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect"), as of the Closing Date as though made on and as of the Closing Date (except as to any representation or warranty that expressly relates to a specific date, which representation and warranty shall be correct in all material respects on the date so specified), except where the failure to be so true and correct is not, individually or in the aggregate reasonably likely to have a Material Adverse Effect (except for the representations contained in Sections 4.1 and 4.2, which shall be true and correct in all respects). The Corporation shall have received a certificate signed by an authorized officer of Newco to such effect.

          (b) Performance of Obligations of Newco. Newco shall have performed or
              -----------------------------------
complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Newco by the time of the Closing, and the Corporation shall have received a certificate signed by an authorized officer of Newco to such effect (it being understood that Newco shall not have been deemed to have complied in all material respects if it has not paid the Cash Merger Price and the Preferred Merger Price in full).

          (c) Secretary's Certificate. The Corporation shall have received a
              -----------------------
certificate, dated as of the Closing Date, signed by the Secretary of Newco certifying as to (i) its certificate of incorporation and bylaws, (ii) the incumbency of officers executing this Agreement and (iii) the resolutions of the board of directors of Newco authorizing the execution, delivery and performance by Newco of this Agreement.

                                  ARTICLE VII

                                  TERMINATION
                                  -----------

7.1  Termination.
     -----------

          (a) Subject to the provisions of Section 7.2, this Agreement may be
                                           -----------
terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing, notwithstanding approval thereof by the stockholders of the Corporation:

               (i) by mutual written consent of the Corporation and Newco;

               (ii) by either the Corporation or Newco, if the Effective Time shall not have occurred on or before November 30, 1999; provided that
                                                                 --------
         the right to terminate this Agreement pursuant to this Section
                                                                -------
         7.1(a)(ii) shall not be available to the party seeking to terminate if
         ----------
         any willful failure of such party to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the cause of the failure of the Effective Time to occur on or before such date and such failure constitutes a breach of this Agreement;

               (iii) by the Corporation, on or after November 8, 1999 if all conditions to the obligations of Newco shall have been satisfied or waived on or before such date other than the condition set forth in
         Section 6.2(f); provided that Newco shall be entitled to extend such
                         --------
         date to a date not later than November 12, 1999 if the Corporation is required under Applicable Law to extend the Debt Offer beyond November 8, 1999; provided, further, that the right to terminate this Agreement
                  --------  -------
         pursuant to this Section 7.1(a)(iii) shall not be available to the
                          -------------------
         party seeking to terminate if any willful failure of such party to perform any of its obligations under this Agreement required to be performed at or prior to the Effective Time has been the cause of the failure of the Effective Time to occur on or before November 8, 1999 (or, if extended, November 12, 1999) and such failure constitutes a breach of this Agreement;

               (iv) by the Corporation or Newco if any Governmental Entity shall have issued a final order, decree or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree or other action is or shall have become final and nonappealable; or

               (v) by the Corporation following delivery by Newco to the Corporation of a notice pursuant to Section 6.2(e).
                                             --------------

          (b) In the event of termination by the Corporation or Newco pursuant to this Section 7.1, written notice thereof shall forthwith be given to the
        -----------
other and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

7.2  Effect of Termination.
     ---------------------

     If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 7.1, this Agreement shall become null and
                              -----------
void and of no further force and effect, except for the provisions of Sections
                                                                      --------
2.3, 5.3, 5.5, 5.6, this Article VII and Article VIII. Nothing in this Section
---  ---  ---  ---                                                     -------
7.2 shall be deemed to release any party from any liability for any breach by
---
such party of the terms and provisions of this Agreement.

                                  ARTICLE VIII


                               GENERAL PROVISIONS
                               ------------------

8.1  Assignment.
     ----------

     This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Newco or the Corporation (including by operation of law in connection with a merger or consolidation of Newco or the Corporation) without the prior written consent of the other party hereto. Any attempted assignment in violation of this Section 8.1 shall be void.
                                -----------

8.2  No Third-Party Beneficiaries.
     ----------------------------

     This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

8.3  Survival.
     --------

     The representations and warranties and covenants applicable to periods prior to the Closing contained in this Agreement and in any document delivered in connection herewith shall survive until the Closing and the consummation of the transactions contemplated hereby and shall not survive the Closing. From and after the Effective Time, no party shall have any claim or cause of action arising out of or relating to this Agreement, including any claim or cause of action in respect of any breach of any representation or warranty or covenant applicable to periods prior to the Closing contained in this Agreement, other than any claim in respect of any covenant to be performed after the Closing Date.

8.4  Notices.
     -------

     All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or nationally recognized overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing (one Business Day in the case of overnight courier service), as follows:

               (i) if to Newco, or the Surviving Corporation after the Closing, to

                         Viewer Acquisition Corporation
                         c/o Kohlberg Kravis Roberts & Co. LLP

                         2800 Sand Hill Road
                         Menlo Park, CA 94025
                         Telephone: (650) 233-6560
                         Telecopier: (650) 233-6561
                         Attention: Michael Michelson
                  with a copy to:

                         Latham & Watkins
                         135 Commonwealth Avenue
                         Menlo Park, California  94025
                         Telephone: (650) 328-4600
                         Telecopier: (650) 463-2600
                         Attention: Peter F. Kerman, Esq.

               (ii) if to the Corporation prior to the Closing  to:

                         Alliance Imaging, Inc.
                         1065 North PacifiCenter Drive, Suite 200
                         Anaheim, California  92806
                         Telephone:  (714) 688-7100
                         Telecopier.  (714) 688-3377
                         Attention: Chief Executive Officer,

                    with a copy to:

                         Apollo Management, L.P.
                         1301 Avenue of the Americas, 38th Floor
                         New York, New York 10019
                         Telephone: (212) 515-3200
                         Telecopier: (212) 515-3263
                         Attention: Mr. Joshua Harris

                    and

                         O'Sullivan Graev & Karabell, LLP
                         30 Rockefeller Plaza
                         New York, New York 10112
                         Attention: John J. Suydam, Esq.
                         Telephone: (212) 408-2400
                         Telecopier: (212) 728-5950

8.5  Interpretation; Exhibits and Schedules.
     --------------------------------------

          The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Except when the context requires otherwise, any reference in this Agreement to any Article, Section, clause, Schedule or Exhibit shall be to the Articles, Sections and clauses of, and Schedules and Exhibits to, this Agreement. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation." Any reference to the masculine, feminine or neuter gender shall include such other genders and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth on full herein. The consummation of the matters set forth on Exhibit C shall be exceptions to the representations, warranties and covenants
---------
of the Corporation contained in this Agreement.

8.6  Counterparts.
     ------------

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

8.7  Entire Agreement.
     ----------------

     This Agreement, the Stockholder Support Agreements, the Stockholder Agreement, the Registration Rights Agreement and the Confidentiality Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements relating to such subject matter. Neither party hereto shall be liable or bound to the other party hereto in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in such other documents set forth in this Section 8.7.

8.8  Amendments and Waivers.
     ----------------------

     This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing the Corporation, on the one hand, or Newco, on the other hand, may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder or preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

8.9  Severability.
     ------------

     It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Upon such adjudication that any particular provision shall be invalid, prohibited or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

8.10 Consent to Jurisdiction.
     -----------------------

     Each of Newco and the Corporation irrevocably submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, the United States District Court for the Southern District of New York and any appellate courts thereof, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Newco and the Corporation further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 8.10 . Each of Newco and the
                                  ------------
Corporation irrevocably, and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Supreme Court of the State of New York, New York County, the United States District Court for the Southern District of New York and any appellate courts thereof, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

8.11 Limitation of Damages.
     ---------------------

     Notwithstanding any provision of this Agreement, no party shall be liable for any punitive, exemplary or consequential damages, including loss of revenue or income, or loss of business reputation or opportunity relating to the breach of this Agreement.

8.12 Governing Law.
     -------------

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

8.13 Waiver of  Jury Trial.
     -----------------------

     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY

ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.

8.14 Equitable Remedies.
     ------------------

     Each of the parties acknowledges and agrees that the other party would be irreparably damaged in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Therefore, notwithstanding anything to the contrary in this Agreement, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the performance by the other party under this Agreement, and each party agrees to waive the defense in any such suit that the other party has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of injunction or specific performance as a remedy. The equitable remedies described in this Section 8.14 shall be in addition to, and not in lieu of, any other remedies at law or in equity that the parties hereto may elect to pursue.

                              *     *     *     *

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first written above.

                                  VIEWER ACQUISITION CORPORATION


                                  By: ___________________________________
                                  Name:
                                  Title:


                                  ALLIANCE IMAGING, INC.


                                  By: ___________________________________
                                  Name:
                                  Title:

                                                                         ANNEX I
                                                                         -------


                                  Definitions
                                  -----------


          As used in this Agreement, the following terms shall have the following respective meanings:

          "Acquisition LLC" has the meaning set forth in the preamble hereto
           ---------------

          "Affiliate" of any Person means another Person that directly or
           ---------
indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

          "Agreement" means this Agreement and Plan of Merger.
           ---------

          "Alternative Transaction" means (i) any acquisition or purchase of 20%
           -----------------------
or more of the consolidated assets of the Corporation and its Subsidiaries or of over 20% of any class of equity securities of the Corporation or any of its Subsidiaries, (ii) any tender offer (including a self tender offer) or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of the Corporation or any of its Subsidiaries, (iii) any merger, consolidation, business combination, sale of all or substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving the Corporation or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Corporation other than the transactions contemplated by this Agreement, or (iv) any other transaction the consummation of which would be reasonably likely to impede, interfere with, prevent or materially delay the Merger or which would be reasonably likely to materially dilute the benefits to Newco of the transaction contemplated hereby.

          "Applicable Law"  means shall mean any laws, statutes, ordinances,
           --------------
regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any Governmental Entity.

          "Benefit Plan" has the meaning set forth in Section 3.14(a).
           ------------                               ---------------

          "Board" has the meaning set forth in the preamble hereof.
           -----

          "Business Day" means any day that is not a Saturday, Sunday or other
           ------------
day on which banking institutions in New York, New York are not required to be open.

          "By-Laws" has the meaning set forth in Section 1.5(b).
           -------                               --------------

          "Cash Merger Price" means (a) an amount equal to (i) $915 million plus
           -----------------                                                ----
(ii) the aggregate exercise price of all Corporation Stock Options (whether or not vested) outstanding immediately prior to the Effective Time plus (iii) all
                                                                ----
cash proceeds received by the Corporation in connection with the exercise of any Corporation Stock Option after the date hereof and prior to the Effective Time (any such exercised Corporation Stock Options shall not be considered outstanding under clause (ii) above) less (iv) the Net Debt Amount
                                                ----
less (v) the product of 150,000 multiplied by the Preferred Merger Price less
----                                                                     ----
(vi) the Corporation Expenses less (vii) the aggregate retention bonuses paid
                              ----
or payable in accordance with the arrangements set forth in Exhibit C (as the
                                                            ---------
amount of such bonuses may be revised by the Corporation, in its sole discretion, from time to time prior to the Effective Time) plus (viii) $582,500
                                                           ----
(adjusted in the same proportion as the retention bonuses) divided by (b) the total number of shares of Common Stock outstanding immediately prior to the Effective Time assuming all Corporation Stock Options (whether or not vested) have been exercised.

          "Certificate of Incorporation" has the meaning set forth in Section
           ----------------------------                               -------
1.5(a).
------

          "Certificate of Merger" has the meaning set forth in Section 1.2.
           ---------------------                               -----------

          "Closing" has the meaning set forth in Section 1.3.
           -------                               -----------

          "Closing Date" has the meaning set forth in Section 1.3.
           ------------                               -----------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Common Stock" has the meaning set forth in the preamble hereof.
           ------------

          "Confidentiality Agreement" has the meaning set forth in Section 5.3.
           -------------------------                               -----------

          "Consent" has the meaning set forth in Section 3.3(b).
           -------                               --------------

          "Contract" all agreements, contracts, leases, purchase orders,
           --------
undertakings, understandings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which the Corporation or one of its Subsidiaries is a party or by which any assets of the Corporation or its Subsidiaries are bound or affected, whether written or oral.

          "control" (including the terms "controlled", "controlled by" and
           -------                        ----------    -------------
"under common control with") means the possession, directly or indirectly, of
--------------------------
the power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, by contract or credit arrangement or otherwise.

          "Corporation" has the meaning set forth in the caption.
           -----------

          "Corporation Expenses" means all expenses incurred by the Corporation
           --------------------
in connection with the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including all fees payable to the Corporation's financial advisors and counsel in connection with such transactions, other than those expenses relating to the Debt Offers, the debt and equity financing to be provided in connection with the Merger, the financial advisory work provided to Newco and its Affiliates and the rollover of management equity and other compensation arrangements for management after the Closing (it being understood that the Corporation will cause its financial advisors and counsel to provide final invoices prior to Closing for all services that are included in Corporation Expenses).

          "Corporation Stock Option Plans" means the Corporation's 1991 Stock
           ------------------------------
Option Plan, 1997 Stock Option Plan, 1999 Non-Employee Director Stock Option Plan, the Three Rivers Holding Corp. 1997 Stock Option Plan, the Rollover Option Agreements between Three Rivers Holding Corp. and certain of its employees and any other plan, agreement or arrangement which grants options or any other rights in Common Stock, in each case, as amended, supplemented or restated to the date hereof.

          "Corporation Stock Options" means all options to acquire Common Stock.
           -------------------------

          "Credit Agreement" means the Third Amended and Restated Credit
           ----------------
Agreement dated as of May 13, 1999, among the Corporation, Salomon Brothers Holding Company Inc, Bankers Trust Company and the Various Lending Institutions party thereto.

          "Debt Offers" has the meaning set forth in Section 2.3.
           -----------                               -----------

          "DGCL" has the meaning set forth in the preamble hereof.
           ----

          "Dissenting Shares" has the meaning set forth in Section 2.1.
           -----------------                               -----------

          "DOJ" has the meaning set forth in Section 5.4(b).
           ---                               --------------

          "Effective Time" has the meaning set forth in Section 1.2.
           --------------                               -----------

          "Environmental Law" has the meaning set forth in Section 3.17.
           -----------------                               ------------

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, the regulations promulgated thereunder.

          "Exchange Fund" has the meaning set forth in Section 2.2(d).
           -------------                               --------------

          "Existing Notes" means the FIRSTS and the Senior Subordinated Notes.
           --------------

          "FIRSTS" means the Corporation's Floating Interest Rate Subordinated
           ------
Term Securities due 2005.

          "FTC" has the meaning set forth in Section 5.4(b).
           ---                               --------------

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, consistently applied.

          "Governmental Entity" means any Federal, state, local or foreign
           -------------------
government or any court of competent jurisdiction, administrative agency or commission or other governmental authority, agency, department, board, commission or instrumentality, domestic or foreign.

          "Hazardous Materials" has the meaning set forth in Section 3.17.
           -------------------                               ------------

          "Health Care Laws" means laws and regulations relating to the Permits
           ----------------
referred to in Section 3.11 that are specific to the healthcare industry (such
               ------------
as certificates of need and clinic licenses), laws and regulations referred to in Sections 3.22 and 3.23 and laws and regulations enacted or promulgated
   -------------     ----
pursuant to State Health Care Programs and Federal Health Care Programs.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended.

          "Judgment" means any judgment, decision, ruling, writ, injunction,
           --------
order, award or decree of any Governmental Entity.

          "Leased Property" has the meaning set forth in Section 3.8.
           ---------------                               -----------

          "Leases" has the meaning set forth in Section 3.8.
           ------                               -----------

          "Liens" means mortgages, liens, security interests, pledges,
           -----
easements, rights of first refusal, options, restrictions, claims, easements, encroachment, building or use restriction, or encumbrances of any kind, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future and any contingent sale or other title retention agreement or lease in the nature thereof.

          "Material Adverse Effect" means (i) a material adverse effect on the
           -----------------------
business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the Corporation and its Subsidiaries, taken as a whole, other than any such effect caused by or relating to general economic conditions or (ii) the prevention or material delay of the ability of the Corporation to consummate the transactions contemplated hereby.

          "Merger" has the meaning set forth in the preamble hereof.
           ------

          "Merger Shares" has the meaning set forth in Section 2.1(a)(i).
           -------------                               -----------------

          "Net Debt Amount" means (a) $526,998,000 less (b) if the Effective
           ---------------
Time occurs after October 31 but prior to November 30, the product of $141,333 multiplied by the number of days that has elapsed from October 31 through the Closing Date.

          "Newco" has the meaning set forth in the first paragraph hereof.
           -----

          "Non-Voting Common" has the meaning set forth in Section 3.4(a).
           -----------------                               --------------

          "Offer Documents" has the meaning set forth in Section 2.3.
           ---------------                               -----------

          "Owned Real Property" has the meaning set forth in Section 3.8(a).
           -------------------                               --------------

          "Parent" has the meaning set forth in the preamble hereof.
           ------

          "Paying Agent" has the meaning set forth in Section 2.2.
           ------------                               -----------

          "Payout Options" has the meaning set forth in Section 2.4.
           --------------                               -----------

          "Permits" has the meaning set forth in Section 3.11.
           -------                               ------------

          "Permitted Liens" means (i) those Liens granted pursuant to real
           ---------------
property loans and leases disclosed in Schedule 3.8 or which the failure to
                                       ------------
disclose would not be reasonably likely to have a Material Adverse Effect, (ii) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes that continued use and operation of the Corporation's or its Subsidiaries' assets in the conduct of its business as presently conducted, (iv) easements, covenants, rights-of-way and other similar restrictions of record, (v) any conditions that may be shown by a current, accurate survey or physical inspection of any Owned Real Property made prior to Closing, (vi) (A) zoning, building and other similar restrictions, (B) Liens that have been placed by any developer, landlord or other third party on property are not due and payable or that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings, (iii) other imperfections of title or encumbrances, if any, that do not, individually or in the aggregate, materially impair the over which the Corporation has easement rights and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions (none of which have had or are reasonably likely to have a Material Adverse Effect), (vi) liens granted pursuant to the Credit Agreement and (vii) other Liens which have not had and are not reasonably likely to have a Material Adverse Effect.

          "Person" means and includes any person or entity, whether an
           ------
individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, firm or a governmental entity (or any department, agency or political subdivision thereof).

          "Preferred Merger Price" means a per share amount equal to the amount
           ----------------------
that a holder of a share of Series F Preferred would have received if that share of Series F Preferred was redeemed immediately prior to the Effective Time.

          "Preferred Stock" has the meaning set forth in Section 3.4.
           ---------------                               -----------

          "Principal Stockholders" has the meaning set forth in the preamble
           ----------------------
hereto.

          "Proceeding" means any claim, action, suit, investigation or
           ----------
proceeding before any Governmental Entity.

          "Release" has the meaning set forth in Section 3.17.
           -------                               ------------

          "Registration Rights Agreement" has the meaning set forth in Section
           -----------------------------                               -------
5.12.
----

          "Retained Shares" means the number of shares of Common Stock set forth
           ---------------
opposite the name of each stockholder set forth on Schedule 2.1; provided that
                                                   ------------  --------
after the date hereof, the Corporation and/or the Principal Stockholders may, in their sole discretion, amend Schedule 2.1 to add additional stockholders who
                             ------------
have agreed to retain shares of Voting Common Stock in lieu of a portion of the shares set forth opposite the name of the Principal Stockholders in such Schedule (a "Substitute Principal Stockholder"); provided, further, that
                     --------------------------------    --------  -------
(i) no such Substitute Principal Stockholder shall retain more than 5% of the number of Shares it holds immediately prior to the Effective Time and (ii) that an employee, officer or director of the Corporation shall not be a Substitute Principal Shareholder.

          "SEC Documents" has the meaning set forth in Section 3.6.
           -------------                               -----------

          "Securities Act" means the Securities Act of 1933, as amended, and as
           --------------
the same may be further amended, modified or supplemented from time to time, or any successor statute, and the rules and regulations thereunder, as the same are from time to time in effect.

          "Senior Subordinated Notes" means the 9.625% Senior Subordinated
           -------------------------
Notes, due 2005.

          "Series F Preferred" has the meaning set forth in the preamble hereof.
           ------------------

          "Series F Preferred Certificate of Designations" means the Certificate
           ----------------------------------------------
of Designations, Powers, Preferences and Rights of Series F Preferred, dated as of December 17, 1997.

          "Shares" means shares of Voting Common and Non-Voting Common issued
           ------
and outstanding.

          "Stockholders Agreement" has the meaning set forth in the preamble
           ----------------------
hereof.

          "Stockholder Support Agreements" has the meaning set forth in the
           ------------------------------
preamble hereof.

          "Subsidiary" of any Person means another Person, an amount of the
           ----------
voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, more than 50% of the equity interests of which) is owned (either alone or through or together with any other Subsidiary or Subsidiaries) directly or indirectly by such first Person.

          "Substitute Principal Shareholder" has the meaning set forth in the
           --------------------------------
definition of Retained Shares.

          "Surviving Corporation" has the meaning set forth in Section 1.1.
           ---------------------                               -----------

          "Taxes" shall mean all taxes of any kind, including, without
           -----
limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, net worth, profits, license, estimated, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, transfer taxes, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity.

          "Tax Return" shall mean any return, report or statement required to be
           ----------
filed with any Governmental Entity with respect to Taxes.

          "Voting Common Stock" has the meaning set forth in Section 3.4.
           -------------------                               -----------